Exhibit 99.1

Contact: Curtis A. Sampson, Chairman and Chief Executive Officer Steven H. Sjogren, President
                  Paul N. Hanson, Vice President and Treasurer

For Immediate Release

                    Hector Communications Corporation Reports
             Revenues and Earnings for 2004 Fourth Quarter and Year

March 10, 2005--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported operating results for its fourth quarter and twelve-month periods ended December 31, 2004. Revenues were $7,827,000 for the three months ended December 31, 2004, a decrease of 4% from $8,128,000 in 2003. The revenue decrease was mainly due to lower access revenues from long distance and wireless carriers. Operating income decreased 26% to $1,626,000 compared to $2,184,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC was $615,000 in the 2004 period compared to $245,000 in 2003. Net income was $1,203,000 or $.30 per diluted share in 2004 compared to $1,267,000 or $.33 per diluted share in 2003.

Revenues from continuing operations for the 2004 twelve months were $31,570,000, a decrease of 2% from $32,322,000 in 2003. Operating income from continuing operations decreased 12% to $6,982,000 in 2004 from $7,957,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC increased 29% to $2,766,000 in 2004 from $2,148,000 in 2003. The Company recorded gains on sales of cable television systems totaling $1,081,000 ($.12 per diluted share net of income taxes and minority interest) in 2003. Income from continuing operations was $4,644,000 or $1.17 per diluted share in 2004 compared to $4,297,000 or $1.14 per diluted share in 2003. Income from discontinued operations was $882,000 or $.23 per diluted share in 2003.

Curtis A. Sampson, chairman and chief executive officer, said "The Company's operating results continue to reflect the gains the wireless industry is making in competition with wireline carriers. Hector has a significant investment in the wireless industry itself through its 8% ownership interest in Midwest Wireless Holdings. The sharp increase in Midwest Wireless earnings and lower borrowing costs offset the decrease in the Company's operating income in 2004.

Dividend
The Company's Board of Directors declared its second quarterly cash dividend of $.05 per share. The dividend will be paid on March 15, 2005 to shareholders of record on February 25, 2005.

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, provides local telephone service, video and high-speed internet service in rural communities in Minnesota, Wisconsin and North Dakota. The Company serves 29,600 telephone access lines, 7,900 cable television subscribers and 10,600 internet customers and has minority ownership interests in other telecommunications companies.


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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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

       Hector Communications Corporation and Subsidiaries
                        Earnings Summary

                                                  Three Months Ended December 31
                                                         2004             2003
                                                  ------------     ------------
Revenues                                          $  7,826,521     $  8,128,433
Operating income                                     1,625,961        2,184,252
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                     614,798          245,354
    Other unconsolidated affiliates                    251,403          172,203
  Interest and dividend income                         253,758          204,976
  Interest expense                                    (650,935)        (671,053)
  Gain on sale of cable television systems
   and other business                                   43,876
                                                  ------------     ------------
    Net other income (expense)                         512,900          (48,520)

Income before income taxes                           2,138,861        2,135,732
Income tax expense                                    (936,000)        (869,000)
                                                  ------------     ------------
Net Income                                         $ 1,202,861     $  1,266,732
                                                  ============     ============

Basic net income per common share                 $        .32     $        .36
Diluted net income per share                               .30              .33


                                                 Twelve Months Ended December 31
                                                         2004             2003
                                                  ------------     ------------
Revenues from continuing operations               $ 31,569,770     $ 32,322,428
Operating income from continuing operations          6,982,180        7,956,646
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                   2,765,887        2,148,444
    Other unconsolidated affiliates                    482,847           96,299
  Interest and dividend income                         445,333          391,897
  Interest expense                                  (2,867,135)      (3,401,479)
  Gain on sale of cable television
   systems and other business                           85,271        1,080,723
                                                  ------------     ------------
    Net other income (expense)                         912,203          315,884

Income from continuing operations before
  income taxes                                       7,894,383        8,272,530
Income tax expense                                  (3,250,000)      (3,316,000)
Minority interest in earnings of continuing
 operations of Alliance Telecommunications Corp.                       (659,624)
                                                  ------------     ------------
Income from continuing operations                    4,644,383        4,296,906
Income from discontinued operations                                     881,854
                                                  ------------     ------------
Net Income                                        $  4,644,383     $  5,178,760
                                                  ============     ============
Basic net income per common share:
  Continuing operations                           $       1.28     $       1.23
  Discontinued operations                                                   .25
                                                  ------------     -------------
                                                  $       1.28     $       1.48
                                                  =============    =============
Diluted net income per share:
  Continuing operations                           $       1.17     $       1.14
  Discontinued operations                                                   .23
                                                  ------------     -------------
                                                  $       1.17     $       1.37
                                                  ============     =============

       Hector Communications Corporation and Subsidiaries
                    Condensed Balance Sheet

                                                   December 31      December 31
                                                         2004             2003
                                                  ------------     ------------
Cash                                              $ 19,980,506     $ 16,581,315
Other current assets                                 8,032,610        8,609,295
Property, plant and equipment, net                  40,040,493       43,088,106
Excess of cost over net assets acquired             30,921,094       31,691,927
Investment in Midwest Wireless Holdings, LLC        15,380,543       13,349,155
Investments in other unconsolidated affiliates       3,304,726        2,796,035
Other investments                                    6,880,549        6,533,858
Other assets                                           382,322          409,664
                                                  ------------     ------------
Total Assets                                      $124,922,843     $123,059,355
                                                  ============     ============

Notes payable and current portion of
  long-term debt                                  $  6,352,000     $  6,537,800
Other current liabilities                            4,060,611        5,338,386
Long-term debt, less current portion                54,084,480       57,529,378
Deferred taxes and credits                           5,463,894        4,911,869
Deferred compensation                                  749,128          698,254
Stockholders' equity                                54,212,730       48,043,668
                                                  ------------     ------------
Total Liabilities and Stockholders' Equity        $124,922,843     $123,059,355
                                                  ============     ============